Exhibit 5.1

DURHAM JONES & PINEGAR, P.C.

192 East 200 North, 3rd Floor

St. George, Utah 84770

435.674.0400

435.628.1610 Fax

www.djplaw.com

July 19, 2007

American Technology Corporation

15378 Avenue of Science, Suite 100

San Diego, California 92128

Re:	Form S-8 Registration Statement

Ladies and Gentlemen:

In connection with the registration by American Technology Corporation, a Delaware corporation (the “Company”), of 1,750,000 shares of common stock, par value $0.00001 per share (the “Shares”), of the Company to be issued pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”) under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 19, 2007 (as amended from time to time, the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing, it is our opinion that as of the date hereof, the Shares have been duly authorized, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the Plan, the Shares will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Durham Jones & Pinegar, P.C.